Exhibit 10.16

CONTRIBUTION AGREEMENT

This Contribution Agreement (this “Agreement”), dated as of February 2, 2022, is entered into by and between Silver Sustainable Solutions Corp., a Delaware corporation (the “Company”), Metric Finance Holdings III, LLC, a Delaware limited liability company (“Metric”), Michael W. Allman (“Allman”) and Dr. Arun Majumdar (“Majumdar”, and together with Metric and Majumdar, the “Contributors”).

WHEREAS, Metric currently owns 5,657,206 shares of Class B Common Stock;

WHEREAS, on July 29, 2021, Allman and Majumdar entered into subscription agreements with the Company (the “Subscription Agreements”), pursuant to which they purchased an aggregate of 1,406,294 shares of the Company’s Class B common stock (703,147 shares each), par value $0.0001 per share (“Class B Common Stock”), for an aggregate purchase price of $328.94 ($164.47 each);

WHEREAS, the Company desires to appoint John Larkin as a director nominee and grant him the option to purchase 30,000 shares of Class B Common Stock at approximately $0.00023 per share (the “Larkin Sale”); and

WHEREAS, as a consequence of the proposed Larkin Sale, the Contributors wish to return to the Company, at no cost, an aggregate of 30,000 shares of Class B Common Stock.

NOW, THEREFORE, for good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Forfeiture of Shares.

a. Metric hereby forfeits and surrenders to the Company, at no cost, 29,644 shares of Class B Common Stock. Following such forfeiture and surrender, Metric will hold 5,627,562 shares of Class B Common Stock, with 745,312 shares of Class B Common Stock subject to forfeiture in the event the over-allotment option is not exercised.

b. Each of Allman and Majumdar hereby forfeits and surrenders to the Company, at no cost, an aggregate of 356 shares of Class B Common Stock (178 shares of Class B Common Stock each). Following such forfeiture and surrender, Allman and Majumdar will hold an aggregate of 1,405,938 shares of Class B Common Stock (702,969 shares each), with an aggregate of 192,188 shares of Class B Common Stock (96,094 shares each) subject to forfeiture in the event the over-allotment option is not exercised. Each of Allman and Majumdar acknowledge and agree that the forfeiture provisions set forth in this Section 1(b) shall supersede, in all respects, any conflicting forfeiture provisions set forth in the Subscription Agreements.

2. No Conflicts. Each party represents and warrants that neither the execution and delivery of this Agreement by such party, nor the consummation or performance by such party of any of the transactions contemplated hereby, will, with or without notice or lapse of time, constitute, create or result in a breach or violation of, default under, loss of benefit or right under or acceleration of performance of any obligation required under any agreement to which it is a party.

3. Miscellaneous. This Agreement, together with the certificates, documents, instruments and writings that are delivered pursuant hereto, constitutes the entire agreement and understanding of the parties hereto in respect of its subject matter. This Agreement may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument. This Agreement may not be amended, modified or waived as to any particular provision, except by a written instrument executed by all parties hereto. Except as otherwise provided herein, no party hereto may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other party hereto.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

SILVER SUSTAINABLE SOLUTIONS CORP.

By:	/s/ Jonathan M. Silver
Name:	Jonathan M. Silver
Title:	Chief Executive Officer

Metric Finance Holdings III, LLC

By:	/s/ Derek Ahmann
Name:	Derek Ahmann
Title:	Attorney-in-Fact

/s/ Michael Allman
Michael Allman

/s/ Arun Majumdar
Arun Majumdar

[Signature Page to Contribution Agreement]